EXHIBIT 23





Consent of Independent Certified Public Accountants




     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (No. 33-50947, No. 33-53136, No. 33-63563 and No. 333-43269) and
Registration Statements on Forms S-8 (No. 33-45287, No. 33-51195, No. 33-53099 and No. 333-43885) of Carnival Corporation of our report dated
January 19, 1998 appearing on page 30 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.




/S/ PRICE WATERHOUSE

PRICE WATERHOUSE LLP
February 25, 1998